UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2011
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20-4956638

(State or otherjurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1115 Orlando Avenue
Roseville, California 95661-5247
(Address and telephone number of principal executive offices) (Zip Code)
(916) 746-0900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant
Independent registered public accounting firm being dismissed.
On March 25, 2011 the Company’s Board of Directors ratified the recommendation of the Audit Committee that Perry-Smith LLP (“Perry-Smith”) be dismissed as the Company’s independent registered public accounting firm. Perry-Smith’s reports on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2010 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
During the year ended December 31, 2010 and through the date of this filing, there were no disagreements with Perry-Smith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Perry-Smith’s satisfaction, would have caused Perry-Smith to make reference thereon in their reports on the financial statements for the year ended December 31, 2010. Also during that period there have been no reportable events described in Item 304(a)(1)(v) of Regulation S-K.
The Company provided Perry-Smith with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Perry-Smith furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16 hereto is a copy of Perry-Smith’s letter to the SEC dated March 30, 2011.
New independent registered public accounting firm.
On March 25, 2011, the Company appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. During the Company’s two most recent fiscal years and any subsequent periods prior to the Company’s engagement of that firm, neither the Company or anyone acting on its behalf consulted with KPMG LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, any matters being the subject of a disagreement or reportable event or any other matter as defined in Items 304(a)(1)(iv) or (a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
Exhibit 16 — Letter of Perry-Smith LLP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation
Dated: March 30, 2011	/s/ Alan M. Lefko
Alan M. Lefko
Vice President of Finance and Secretary